UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2009

BIONEUTRAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-149235	26-0745273
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

211 Warren Street
Newark, New Jersey	07103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 286-2899

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement
Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James Crane submitted his decision to resign as the Company's Chief Financial Officer on December 12, 2009. As a result of such resignation, the Company's relationship with Mr. Crane pursuant to the certain Consulting Agreement, dated as of May 20, 2009, between the Company and James Crane, was terminated effective January 12, 2009.

Item 8.01                      Other Events.

The Company retained Barry M. Shereck in December 2009 as a consultant to assist the Company with respect to certain accounting matters until such time as it appoints a Chief Financial Officer.  Mr. Shereck is a certified public accountant and within the last five years was the chief financial officer of a public company in the United States and a public company in Europe.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEUTRAL GROUP, INC.

By:	/s/ Stephen J. Browand
Name: Stephen J. Browand
Title: President and Chief Executive Officer

Dated:  February 1, 2010